EXHIBIT 99.1

LITHIA MOTORS REPORTS THIRD QUARTER RESULTS FROM CONTINUING
OPERATIONS OF $0.32 CENTS PER SHARE

Medford, Oregon, October 29, 2009 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today reported 2009 third quarter income from continuing operations, net of income taxes, of $7.0 million or $0.32 cents per diluted share, compared to year-ago income from continuing operations of $2.5 million, or $0.12 per diluted share. After adjusting for certain items disclosed in the attached financial tables, income from continuing operations for the 2009 third quarter was $0.33 cents per share, compared to $0.07 per share in the prior year.

Third quarter 2009 revenue from continuing operations totaled $458 million, compared to $507 million in the year-ago period, driven primarily by lower new vehicle sales. Same store new vehicle sales declined 14.3% while used vehicle retail sales increased 3.9% when compared to the prior year. Service, body and parts same store sales declined 2.8% compared to the prior year.

Other Third Quarter Operating Highlights:

  Gross profit margin improved 190 basis points over the prior year to 18.7%. New vehicle margin improved 110 basis points to 8.8%, used vehicle retail margin improved 490 basis points to 15.3%, and used vehicle wholesale margin improved 510 basis points to 0.4%.
  SG&A expense as a percentage of gross profit decreased by 730 basis points over the prior year to 75.1%. This was also a reduction of 360 basis points compared to the second quarter of 2009. This improvement was driven in part by the elimination of approximately $65 million in annualized fixed costs.
  Lithia improved same store used vehicle retail sales 3.9% while maintaining used vehicle inventory of $67 million, a 15% reduction from September 30, 2008.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “We continue to produce solid gross margins and strong used vehicle retail sales. Our third quarter results also benefited from the CARS program. This incremental boost in revenue demonstrates our earnings potential as new vehicle sales levels recover and we leverage our lower cost structure. We continue to right-size to match industry sales volumes and our internal performance metrics.”

At the end of the third quarter and before the equity offering completed in October, Lithia had approximately $34 million in cash and credit availability and remained well within the limits of the financial covenants in its debt agreements.

Jeff DeBoer, Senior Vice President and CFO, said, “Adjusted cash flows from operations were $80.9 million for the year to date period. In October 2009, we completed a follow-on stock offering raising $43.5 million, net of underwriting commissions and have executed an amendment to our revolving line of credit to provide $50 million in borrowing capacity. These sources of cash allow us to pursue acquisition opportunities and capitalize on current market conditions.”

For the nine-month period ending September 30, 2009, total sales declined 21% to $1.2 billion as compared to $1.6 billion in the same period last year. Same store new vehicle sales decreased 30.3%, retail used vehicle sales decreased 1.6% and service, body and parts sales decreased 4.6%. For the first nine months, income from continuing operations was $0.53 per share, compared to a loss of $9.90 per share in 2008. After adjusting for certain items disclosed in the attached financial tables, including the non-cash impairment of goodwill, Lithia’s adjusted income from continuing operations was $0.53 per share as compared to $0.19 per share in the prior year.

The third quarter conference call may be accessed at 2:00 p.m. Pacific Time today by phone at (800) 254-5933 Conference ID: 35111411. A playback of the conference call will be available after 5 p.m. Pacific Time October 29, 2009 through November 5, 2009 by calling (800) 642-1687 access code: 35111411.

About Lithia
Lithia Motors, Inc. is a Fortune 700 Company, selling 27 brands of new and all brands of used vehicles at 87 stores, which are located in 12 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations.

Forward Looking Statements

This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the Company’s filings with the SEC.

Non-GAAP Financial Measures

The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations, adjusted to exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improves the period-to-period comparability of the Company's results from its core business operations.

LITHIA MOTORS, INC.
(In thousands except per share data)
Unaudited	Three Months Ended			%
	September 30,		Increase	Increase
	2009	2008	(Decrease)	(Decrease)
New vehicle sales	$241,577	$282,669	$(41,092)	(14.5)%
Used vehicle sales	136,164	137,230	(1,066)	(0.8)
Finance and insurance	14,685	19,400	(4,715)	(24.3)
Service, body and parts	64,960	66,728	(1,768)	(2.6)
Fleet and other revenues	814	846	(32)	(3.8)
Total revenues	458,200	506,873	(48,673)	(9.6)

Cost of sales	372,367	421,834	(49,467)	(11.7)
Gross profit	85,833	85,039	794	0.9
SG&A expense	64,492	70,079	(5,587)	(8.0)
Depreciation and amortization	3,923	4,073	(150)	(3.7)
Income from operations	17,418	10,887	6,531	60.0

Floorplan interest expense	(2,886)	(4,300)	1,414	32.9
Other interest expense	(2,943)	(4,070)	1,127	27.7
Other income, net	24	1,881	(1,857)	(98.7)
Income from continuing operations
before income taxes	11,613	4,398	7,215	164.1

Income tax expense	4,631	1,911	2,720	142.3
Income tax rate	39.9%	43.5%
Income from continuing operations	6,982	2,487	4,495	180.7%

Loss from discontinued operations,
net of income tax	(1,269)	(4,850)	3,581	73.8%
Net income (loss)	$5,713	$(2,363)	$8,076	NM

Diluted net income (loss) per share:
Continuing operations	$0.32	$0.12	$0.20	166.7%
Discontinued operations	(0.06)	(0.24)	0.18	75.0
Net income (loss) per share	$0.26	$(0.12)	$0.38	NM

Diluted shares outstanding	21,573	20,371	1,202	5.9%

NM – not meaningful

LITHIA MOTORS, INC.
(Continuing operations)	Three Months Ended				%
Unaudited	September 30,		Increase		Increase
	2009	2008	(Decrease)		(Decrease)
Unit sales:
New vehicle	8,364	9,450	(1,086)		(11.5)%
Used - retail vehicle	7,156	7,059	97		1.4
Used - wholesale	3,817	3,884	(67)		(1.7)
Total units sold	19,337	20,393	(1,056)		(5.2)

Average selling price:
New vehicle	$28,883	$29,912	$(1,029)		(3.4)%
Used - retail vehicle	16,445	16,166	279		1.7
Used - wholesale	4,843	5,951	(1,108)		(18.6)

Gross margin/profit data
New vehicle retail	8.8%	7.7%	110	bps
Used vehicle retail	15.3%	10.4%	490	bps
Used vehicle wholesale	0.4%	(4.7)%	510	bps
Service, body & parts	48.4%	49.2%	(80	)bps
Finance & insurance	100.0%	100.0%	-
Gross profit margin	18.7%	16.8%	190	bps
New retail gross profit/unit	$2,550	$2,291	$259
Used retail gross profit/unit	2,519	1,678	841
Used wholesale gross profit/unit	18	(279)	297
Finance & insurance/retail unit	946	1,175	(229)

Revenue mix:
New vehicles	52.7%	55.8%
Used retail vehicles	25.7%	22.5%
Used wholesale vehicles	4.0%	4.6%
Finance and insurance, net	3.2%	3.8%
Service and parts	14.2%	13.2%
Fleet and other	0.2%	0.1%

LITHIA MOTORS, INC.
(Continuing operations)	Three Months Ended
Unaudited	September 30,
	2009	2008
New vehicle unit sales brand mix:
Chrysler Brands	27.3%	30.3%
General Motors & Saturn	16.1%	20.5%
Toyota	15.9%	15.6%
Honda	9.3%	8.7%
Ford	4.4%	3.4%
BMW	4.8%	5.9%
Hyundai	6.2%	3.7%
Nissan	4.9%	3.9%
Volkswagen, Audi	3.7%	3.1%
Subaru	5.2%	3.2%
Mercedes	0.6%	0.6%
Other	1.6%	1.1%

(Selected Same Store Data)
Unaudited	Three Months Ended
	September 30,
	2009	2008
	vs.	vs.
	2008	2007
Same store revenue:
New vehicle retail sales	(14.3)%	(24.9)%
Chrysler Brands	(21.3)%	(37.2)%
General Motors & Saturn	(29.0)%	(5.3)%
Toyota	(14.8)%	(17.8)%
All other brands	1.8%	(23.8)%
Used vehicle retail sales	3.9%	(14.5)%
Used wholesale sales	(19.1)%	(37.3)%
Total vehicle sales (excluding fleet)	(9.6)%	(23.2)%
Finance & insurance sales	(23.3)%	(21.5)%
Service, body and parts sales	(2.8)%	(0.4)%
Total sales (excluding fleet)	(9.2)%	(20.7)%
Total gross profit (excluding fleet)	1.4%	(20.4)%

LITHIA MOTORS, INC.
(In thousands except per share data)
Unaudited	Nine Months Ended			%
	September 30,		Increase	Increase
	2009	2008	(Decrease)	(Decrease)
New vehicle sales	$612,138	$881,116	$(268,978)	(30.5)%
Used vehicle sales	382,242	413,163	(30,921)	(7.5)
Finance and insurance	41,255	59,735	(18,480)	(30.9)
Service, body and parts	190,051	199,349	(9,298)	(4.7)
Fleet and other revenues	1,947	3,188	(1,241)	(38.9)
Total revenues	1,227,633	1,556,551	(328,918)	(21.1)

Cost of sales	992,708	1,293,755	(301,047)	(23.3)
Gross profit	234,925	262,796	(27,871)	(10.6)
Asset impairment charges	-	294,075	(294,075)	(100.0)
SG&A expense	188,286	222,381	(34,095)	(15.3)
Depreciation and amortization	11,988	12,632	(644)	(5.1)
Income (loss) from operations	34,651	(266,292)	300,943	113.0

Floorplan interest expense	(8,008)	(13,758)	5,750	41.8
Other interest expense	(9,545)	(12,490)	2,945	23.6
Other income, net	1,447	3,004	(1,557)	(51.8)
Income (loss) from continuing
operations before income taxes	18,545	(289,536)	308,081	NM

Income tax expense (benefit)	7,429	(90,720)	98,149	NM
Income tax (benefit) rate	40.1%	(31.3)%
Income (loss) from continuing
operations	11,116	(198,816)	209,932	NM

Loss from discontinued operations,
net of income tax	(411)	(49,492)	49,081	NM

Net income (loss)	$10,705	$(248,308)	$259,013	NM

Diluted net income (loss) per share:
Continuing operations	$0.53	$(9.90)	$10.43	NM
Discontinued operations	(0.02)	(2.46)	2.44	NM
Net income (loss) per share	$0.51	$(12.36)	$12.87	NM

Diluted shares outstanding	21,595	20,086	1,509	7.5%

NM – not meaningful

LITHIA MOTORS, INC.
(Continuing Operations)	Nine Months Ended				%
Unaudited	September 30,		Increase		Increase
	2009	2008	(Decrease)		(Decrease)
Unit sales:
New vehicle	20,746	30,167	(9,421)		(31.2)%
Used - retail vehicle	20,568	19,970	598		3.0
Used - wholesale	9,557	12,153	(2,596)		(21.4)
Total units sold	50,871	62,290	(11,419)		(18.3)

Average selling price:
New vehicle	$29,506	$29,208	$298		1.0%
Used - retail vehicle	16,146	16,951	(805)		(4.7)
Used - wholesale	5,249	6,143	(894)		(14.6)

Gross margin/profit data
New vehicle retail	8.6%	7.8%	80	bps
Used vehicle retail	14.3%	11.5%	280	bps
Used vehicle wholesale	0.9%	(2.8)%	370	bps
Service, body & parts	48.6%	48.5%	10	bps
Finance & insurance	100.0%	100.0%	-
Gross profit margin	19.1%	16.9%	220	bps
New retail gross profit/unit	$2,523	$2,266	$257
Used retail gross profit/unit	2,310	1,949	361
Used wholesale gross profit/unit	48	(173)	221
Finance & insurance/retail unit	999	1,191	(192)

Revenue mix:
New vehicles	49.9%	56.6%
Used retail vehicles	27.0%	21.7%
Used wholesale vehicles	4.1%	4.8%
Finance and insurance, net	3.4%	3.8%
Service and parts	15.5%	12.8%
Fleet and other	0.1%	0.3%

LITHIA MOTORS, INC.
(Continuing operations)	Nine Months Ended
Unaudited	September 30,
	2009	2008
New vehicle unit sales brand
mix:
Chrysler Brands	29.5%	31.1%
General Motors & Saturn	16.4%	18.8%
Toyota	15.2%	16.0%
Honda	9.4%	9.1%
Ford	4.6%	3.9%
BMW	5.2%	5.1%
Hyundai	5.0%	3.7%
Nissan	4.3%	4.6%
Volkswagen, Audi	3.7%	2.9%
Subaru	4.6%	2.8%
Mercedes	0.7%	0.6%
Other	1.4%	1.4%

(Selected same store data)
Unaudited	Nine Months Ended
	September 30,
	2009	2008
	vs.	vs.
	2008	2007
Same store revenue:
New vehicle retail sales	(30.3)%	(19.9)%
Chrysler Brands	(34.4)%	(29.5)%
General Motors & Saturn	(36.4)%	(6.8)%
Toyota	(35.5)%	(9.3)%
All other brands	(20.6)%	(20.3)%
Used vehicle retail sales	(1.6)%	(15.5)%
Used wholesale sales	(33.2)%	(23.0)%
Total vehicle sales (excluding fleet)	(23.0)%	(19.0)%
Finance & insurance sales	(30.2)%	(18.1)%
Service, body and parts sales	(4.6)%	0.7%
Total sales (excluding fleet)	(20.8)%	(16.9)%
Total gross profit (excluding fleet)	(10.0)%	(18.2)%

LITHIA MOTORS, INC.
Balance sheet highlights (dollars in thousands)
Unaudited
	September 30, 2009	December 31, 2008
Cash & cash equivalents	$4,382	$10,874
Trade receivables*	49,687	69,615
Inventory	255,036	422,812
Assets held for sale	124,845	161,423
Other current assets	8,948	31,828
Total current assets	442,898	696,552

Real estate, net	274,435	284,088
Equipment & other, net	48,836	62,188
Other assets	91,052	90,631
Total assets	$857,221	$1,133,459

Flooring notes payable	$179,420	$337,700
Liabilities related to assets held for sale	74,723	108,172
Current maturities of senior subordinated
convertible notes	-	42,500
Other current liabilities	95,821	108,656
Total current liabilities	349,964	597,028

Real estate debt	181,718	163,708
Other long-term debt	32,196	101,476
Other liabilities	29,588	22,904
Total liabilities	$593,466	$885,116

Shareholders' equity	263,755	248,343

Total liabilities & shareholders' equity	$857,221	$1,133,459

*Note: Includes contracts-in-transit of $18,899 and $27,799 for 2009 and 2008, respectively

Other balance sheet data
Lt debt/total cap (excludes real estate)	11%	29%
Book value per basic share	$12.56	$12.30

Debt covenant ratios
	Requirement	As of September 30,
		2009
Minimum net worth	Not less than $183 million	$263.8 million
Fixed charge coverage ratio	Not less than 1.00 to 1	1.30 to 1
Cash flow leverage ratio	Not more than 3.25 to 1	0.94 to 1
Minimum current ratio	Not less than 1.05 to 1	1.27 to 1

The following table reconciles reported GAAP income (loss) per the income statement to non-GAAP income (loss):

Unaudited	Three Months Ended September 30,
			Diluted earnings per
	Net Income / (Loss)		share
Continuing Operations	2009	2008	2009	2008
As reported	$6,982	$2,487	$0.32	$0.12
Asset impairments	227	75	0.01	-
Gain on extinguishment of debt	-	(1,111)	-	(0.05)
Adjusted	$7,209	$1,451	$0.33	$0.07

Discontinued Operations
As reported	$(1,269)	$(4,850)	$(0.06)	$(0.24)
Impairments and disposal loss	1,668	3,103	0.08	0.15
Adjusted	$399	$(1,747)	0.02	$(0.09)

Consolidated Operations
As reported	$5,713	$(2,363)	$0.26	$(0.12)
Adjusted	$7,608	$(296)	$0.35	$(0.02)

	Nine Months Ended September 30,
			Diluted earnings per
	Net Income / (Loss)		share
Continuing Operations	2009	2008	2009	2008
As reported	$11,116	$(198,816)	$0.53	$(9.90)
Asset impairments	572	203,920	0.03	10.15
Gain on extinguishment of debt	(700)	(1,111)	(0.03)	(0.06)
Adjusted	$10,988	$3,993	$0.53	$0.19

Discontinued Operations
As reported	$(411)	$(49,492)	$(0.02)	$(2.46)
Impairments and disposal (gain) loss	(715)	42,658	(0.03)	2.12
Adjusted	$(1,126)	$(6,834)	$(0.05)	$(0.34)

Consolidated Operations
As reported	$10,705	$(248,308)	$0.51	$(12.36)
Adjusted	$9,862	$(2,841)	$0.48	$(0.15)

The following table reconciles GAAP cash flows from operations per the statement of cash flows to non-GAAP cash flows from operations:

Consolidated Statement of Cash Flows	Nine Months Ended September 30, 2009
As reported
Cash flows from Operations	$73,483
Flooring notes payable: non-trade	7,384
Adjusted	$80,867